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                                                                     EXHIBIT 5.1

                                October 19, 1999

ZapMe! Corporation
3000 Executive Parkway
San Ramon, CA 94583

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on or about October 20, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,761,348 shares of your Common Stock, $0.01 par value (the "SHARES"), as follows: (a) 129,410 shares issued and outstanding under the 1997 Employee Stock Option Plan; (b) 2,725,041 shares issued and outstanding, and an additional 1,407,897 shares reserved for issuance under the 1998 Stock Plan; and (c) 500,000 shares reserved for issuance under, the 1999 Employee Stock Purchase Plan (collectively, the "PLANS"). As your legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Plans. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the General Corporation Law of the State of Delaware.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati, P.C.